UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
April 13, 2012

STRATASYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

7665 Commerce Way
Eden Prairie, Minnesota 55344
(Address of principal executive offices and zip code)

(952) 937-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Merger Agreement

     On April 13, 2012, Stratasys, Inc. (“Stratasys”), Objet Ltd., a company organized under the laws of the State of Israel (“Objet”), Seurat Holdings Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Objet (“Holdco”) and Oaktree Merger, Inc. (“Merger Sub”), a Delaware corporation and a direct wholly-owned subsidiary of Holdco, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the combination of Objet and Stratasys. Under the Merger Agreement, Merger Sub will merge with and into Stratasys, with Stratasys as the surviving corporation in the merger as an indirect wholly-owned subsidiary of Objet (the “Merger”). The Merger Agreement has been approved by the Boards of Directors of Stratasys and Objet. Stratasys and Objet currently expect to complete the Merger in the third quarter of 2012. Following the closing of the Merger, Objet will change its name to “Stratasys Ltd.”, will remain an Israeli corporation, and will have dual headquarters in Eden Prairie, Minnesota, and Rehovot, Israel, the locations of Stratasys and Objet’s current headquarters, respectively.

     At the effective time of the Merger (the “Effective Time”), each outstanding share of Stratasys common stock will be converted into the right to receive one Objet ordinary share. Additionally, at the Effective Time, each Stratasys stock option and warrant outstanding immediately prior to the Effective Time will be converted into an option or warrant to acquire Objet ordinary shares, on the same terms and conditions as were applicable under such Stratasys stock option or warrant, as applicable, immediately prior to the Effective Time, subject to the terms set forth in the Merger Agreement. Upon closing of the Merger, Stratasys stockholders are expected to own approximately 55% and Objet stockholders are expected to own approximately 45% of the Stratasys Ltd. ordinary shares on a fully diluted basis using the treasury stock method.

     The Board of Directors of the combined company will consist of nine directors. Four directors will be nominated by Stratasys and four directors will be nominated by Objet. One additional director will be nominated by Stratasys and approved by Objet. One of the directors nominated by each company will be an independent external director as required by Israeli law. Following the Effective Time, Scott Crump, Stratasys’s current Chairman of the Board of Directors, will become Chairman of the combined company and David Reis, Objet’s current Chief Executive Officer, will remain Chief Executive Officer of the combined company.

     The conditions to the Merger include the adoption and approval of the Merger by Stratasys stockholders, and in furtherance thereof, the Stratasys Board of Directors has recommended approval of the Merger to the Stratasys stockholders. In addition, Stratasys and Objet have each made customary representations, warranties, covenants and other agreements in the Merger Agreement, the accuracy of and compliance with which (to the standard specified in the Merger Agreement) are conditions to the other party’s obligation to consummate the Merger.

     Closing of the Merger is also conditioned upon the approval by Objet shareholders of certain actions contemplated by the Merger Agreement. These include approval of public company Articles of Association for Objet, changing Objet’s name to Stratasys Ltd., electing the new Stratasys Ltd. Board of Directors, converting Objet preferred shares into ordinary shares and effecting a reverse stock split, and certain other approvals required under Objet’s current Articles of Association and Israeli law. Objet shareholders holding the number of votes required to authorize the foregoing actions have signed Voting Agreements with, and provided irrevocable proxies to, Stratasys, approving those actions, as described below.

     The Merger Agreement provides that the consummation of the Merger is also subject to various other customary conditions, including (i) review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in the U.S. and under other comparable laws and regulations in certain foreign jurisdictions; (ii) the effectiveness of a registration statement on Form F-4 to be filed by Objet to register the ordinary shares of Objet to be issued to Stratasys stockholders in the Merger; and (iii) the approval of those shares for listing on the NASDAQ Global Select Market.

     As another condition to the closing, Objet stockholders owning at least 90% of the voting power of Objet shares will be required to deliver a Registration Rights and Lock Up Agreement. Under the Registration Rights and Lock Up Agreement, shareholders will be prohibited from selling their shares for six months after the Effective Time of the Merger, with one exception. Shareholders may sell up to 7.5% of the shares that they hold at the Effective Time of the Merger if they sell shares at a price of $41.30 or more. The Registration Rights and Lock Up Agreement provides for two demand registrations and unlimited piggyback registrations, subject to customary terms and conditions.

     The Merger Agreement also contains a customary “no-shop” covenant, which prohibits Stratasys from soliciting any alternative acquisition proposals, participating in any negotiations or discussions with any person relating to any alternative acquisition proposal, providing any information to any person in connection with any alternative acquisition proposal, approving, endorsing or recommending any alternative acquisition proposal, or entering into any agreement relating to any alternative acquisition proposal. The “no-shop” provision is subject to certain exceptions that permit the Stratasys Board of Directors to comply with its fiduciary duties, which, under certain circumstances, would enable Stratasys to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals. The Merger Agreement will also terminate by its terms on September 30, 2012, if all closing conditions (other than expiration of the waiting period under the HSR Act) have not been satisfied. If all closing conditions other than expiration of the HSR Act have been satisfied by September 30, 2012, the termination date will automatically be extended until December 31, 2012.

     The Merger Agreement provides that under certain circumstances, including the occurrence of a material adverse effect, Stratasys or Objet may terminate the Merger Agreement without liability. If either party terminates the Merger Agreement under certain other circumstances, including a termination by Objet due to a change of recommendation by the Stratasys Board of Directors or a breach of the “no shop” covenant, the other party will be obligated to pay a termination fee. The termination fee payable by Stratasys to Objet is $25 million, and the termination fee payable by Objet to Stratasys is $31 million. If the Stratasys Board of Directors changes its recommendation for a reason other than receipt of a superior acquisition proposal and Objet terminates the Merger Agreement, Stratasys will be required to pay Objet a termination fee of $48 million.

     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Objet or Stratasys. The Merger Agreement contains representations, warranties and covenants that Objet and Stratasys made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Objet and Stratasys and may be subject to important qualifications and limitations agreed to by Objet and Stratasys in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Objet and Stratasys rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Objet’s or Stratasys’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

     Voting Agreements

     Concurrently with the execution of the Merger Agreement, certain shareholders of Objet entered into Voting Agreements (the “Voting Agreements”) with Stratasys. The Voting Agreements provide, among other things, that each shareholder will vote all of the Objet shares it owns in favor of the transactions contemplated by the Merger as described above under “Merger Agreement” and against any opposing proposals.

     Standstill Agreements

     Certain principal shareholders of Objet also signed Standstill Agreements with Stratasys concurrently with the execution of the Merger Agreement. Under the Standstill Agreements, each principal shareholder of Objet has agreed that during the period of two years after the Effective Time of the Merger, it will not acquire ordinary shares of Stratasys Ltd. if, after such acquisition, it would own more than 120% of the ordinary shares it owned after the Effective Time.

     The foregoing descriptions of the Merger Agreement, Registration Rights and Lock Up Agreements, the Voting Agreements, and the Standstill Agreements do not purport to be complete and are qualified in their entirety by reference to the forms of those agreements attached as exhibits to this Current Report on Form 8-K, which are incorporated herein in their entirety.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

     In connection with the combination of Stratasys and Objet under the Merger Agreement, Objet will file with the SEC a registration statement on Form F-4, which will include a proxy statement of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys will concurrently file the same proxy statement/prospectus with the SEC and will mail it to Stratasys stockholders for purposes of soliciting proxies for voting in favor of approving the Merger Agreement and the Merger at a special meeting of Stratasys stockholders called for the purpose of approving the Merger Agreement and the Merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATASYS, OBJET AND THE PROPOSED TRANSACTION. The proxy statement/prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or via our website at www.stratasys.com. Stockholders may also obtain a copy of our SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

     Stratasys’ executive officers and directors may be deemed to be participants in the solicitation of proxies from the Stratasys stockholders in connection with the Merger. Information about Stratasys’s executive officers and directors and their ownership of Stratasys common stock will be set forth in an amendment to Stratasys’s Annual Report on Form 10-K for the year ended December 31, 2011, when filed with the SEC.

     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     Statements in this document regarding the proposed transaction between Stratasys and Objet, including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Stratasys and Objet, statements regarding regulatory review of the transaction, management of the combined company, the benefits of the proposed combination, the future financial performance of Objet after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Stratasys and Objet to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Stratasys’s stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that management’s focus on and disruptions arising from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in Stratasys most recent Annual Report on Form 10-K, as well as the other factors described in the filings that Stratasys makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the transactions described herein may not be successfully consummated, and if consummated the actual results, performance or achievements of the combined company may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

     In addition, the statements in this document reflect the expectations and beliefs of Stratasys and/or Objet as of the date of this document. Stratasys and Objet anticipate that subsequent events and developments will cause their expectations and beliefs to change. However, while Stratasys and Objet may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so. The forward-looking statements of Stratasys and/or Objet do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger that may be undertaken. These forward-looking statements should not be relied upon as representing Stratasys or Objet’s views as of any date after the date of this document.

     Rights Agreement

     The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Rights Agreement

     On April 13, 2012, the Stratasys Board of Directors declared a dividend of one common share purchase right (a “Right”) for each outstanding share of Stratasys common stock, par value $0.01 per share (the “Common Stock”). The dividend is payable on April 26, 2012 to the stockholders of record at the close of business on April 26, 2012 (the “Record Date”). Each Right initially entitles the registered holder to purchase from Stratasys one-quarter of one share of Common Stock at a price of $20.00 per share of Common Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April 13, 2012, in the form of Exhibit 4.1, as the same may be amended from time to time (the “Rights Agreement”), between Stratasys and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

     Until the earlier to occur of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or (ii) ten business days (or such later date as may be determined by action of the Board of Directors of Stratasys prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or public announcement of an intention to make, a tender or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to certificates representing Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, by such certificates (or such book entry shares) together with a copy of a summary of the Rights (the “Summary of Rights”). Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% or more of the outstanding shares of Common Stock. The Rights Agreement sets out one carve-out to the definition of beneficial ownership, namely that any party that engages in a merger with Stratasys that has been approved in advance by the Board of Directors will not be deemed solely by virtue of the execution and delivery of a merger agreement or performance of such party’s obligations under the merger agreement a beneficial owner of the shares of stock subject to the merger agreement.

     The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 26, 2013 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by Stratasys as described below or upon the closing of a merger or other acquisition transaction involving Stratasys approved by the Board in accordance with the terms of the Rights Agreement.

     The Purchase Price payable, and the number of shares of Common Stock (or cash, other assets, debt securities of Stratasys, or any combination thereof equivalent in value thereto) issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then-current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock (or cash, property debt securities of Stratasys, or any combination thereof) having a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, Stratasys is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom Stratasys has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of Stratasys may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock (or cash, other assets, debt securities of Stratasys, or any combination thereof with an aggregate value equal to such shares) at an exchange ratio of one-half of one share of Common Stock (or cash, other assets, debt securities of Stratasys, or any combination thereof equivalent in value thereto) per Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     At any time prior to the time an Acquiring Person becomes such, the Board of Directors of Stratasys may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") payable, at the option of Stratasys, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of Stratasys shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of Stratasys in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, Stratasys may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, Stratasys may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Stratasys, including, without limitation, the right to vote or to receive dividends.

     The form of Rights Agreement between Stratasys and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the form of the Summary of Rights to Purchase Common Stock, and a press release issued by Stratasys on April 16, 2012 with respect to the dividend of the Rights, are attached hereto as Exhibits 4.1 and 99.6, respectively, and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On and effective April 13, 2012, the Stratasys Board of Directors approved, authorized and adopted amendments to the amended and restated bylaws of Stratasys (the “Bylaws”). The following is a summary of changes effected by the adoption of the amendments, which is qualified in its entirety by reference to the amendments to the Bylaws filed as Exhibit 3.1 hereto.

     Stratasys amended Sections 2.2 Annual Meetings and 2.3 Special Meetings of the Bylaws to provide that the Board may postpone, reschedule or cancel any annual or special meeting previously scheduled by the Board. Stratasys also amended Section 2.3 to explicitly permit the Board to call special meetings and to explicitly limit the ability of any other person or persons not named in Section 2.3 to call special meetings.

     Stratasys amended Section 2.6 Quorum of the Bylaws to provide that in the absence of a quorum at any meeting of stockholders, the chairman of the meeting in addition to the stockholders entitled to vote thereat, has the power to adjourn the meeting.

     Stratasys amended Section 2.7 Adjournment of the Bylaws to provide that any meeting of stockholders, annual or special, may be adjourned, and to conform Section 2.7 to Section 222(c) of the General Corporation Law of the State of Delaware, which governs the adjournment of meetings of stockholders.

     Stratasys amended Section 2.10 Stockholder Action by Written Consent Without a Meeting and Section 2.11 Record Date of Stockholder Notice; Voting of the Bylaws to establish new requirements and procedures applicable to stockholders seeking to take actions by written consent in lieu of a meeting. The amendments provide for the orderly setting of a record date for any action by written consent. These requirements permit the Board to fix a record date for stockholder actions by written consent in lieu of a meeting and further provide that, following receipt of a proper notice for such action, the Board has ten days to determine the validity of such notice and adopt a resolution fixing the record date, which shall not be more than ten days from the date of the resolution fixing such date. Section 2.10 also requires Stratasys, upon the proper delivery of a written consent or any related revocation, to engage independent inspectors of election to review the validity of such consent or consents and such revocation or revocations.

     Stratasys amended Section 2.12 Proxies of the Bylaws to clarify that stockholders of Stratasys may authorize any person or persons to act for such stockholder as proxy by means of electronic transmission.

     Stratasys amended Section 2.13 List of Stockholders Entitled to Vote of the Bylaws to provide that the list of stockholders entitled to vote at a meeting of the stockholders may be available to the stockholders on a reasonably accessible electronic network or at the principal place of business of Stratasys.

     Stratasys amended Section 2.14 Conduct of Meetings of Stockholders of the Bylaws to provide that, to the extent not inconsistent with rules and regulations adopted by the board of directors, the chairman of any meeting of stockholders of Stratasys has the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the conduct of the meeting.

     Stratasys adopted a new Section 2.16 Notice of Stockholder Business and Nominations, which relates to advance notice requirements for stockholder proposals and nominations submitted at annual and special meetings of Stratasys stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934). New Section 2.16 establishes disclosure requirements and other procedures applicable to stockholders intending to bring business proposals and nominations before a meeting of stockholders, including informational requirements relating to the stockholder making the business proposal and/or nomination (and the beneficial owner, if any, on whose behalf the business proposal or nomination is being made), the business, if any, proposed to be brought before the meeting, and the nominee, if any, submitted for election to our Board. New Section 2.16 also establishes a time period in which notice must be delivered to Stratasys and gives the chairman of the meeting the authority to determine whether such nomination or proposals were properly brought before the meeting. Generally, a stockholder must deliver his notice of such business proposal or nomination that such stockholder intends to bring before an annual meeting of stockholders no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting; provided that, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Stratasys. Additionally, new Section 2.16 requires that the stockholder making the business proposal and/or nomination (or a qualified representative of the stockholder) appear at the meeting to present the nomination or proposed business.

     Stratasys amended Section 6.1. E Advancement of Costs, Charges and Expenses of the Bylaws to clarify that both current and former officers and directors of Stratasys are entitled to advancement of expenses from Stratasys upon Stratasys’s receipt of an undertaking to repay such amounts advanced if such person is ultimately determined not to be entitled to indemnification.

     The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01 Other Events

     On April 16, 2012, the communications attached hereto as Exhibits 99.1 through 99.6 were distributed. Such communications are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 13, 2012, among Stratasys, Objet, Holdco and Merger Sub

Exhibit 3.1	Amendments to Amended and Restated Bylaws of Stratasys

Exhibit 4.1	Rights Agreement, dated as of April 13, 2012, between Stratasys and, Continental Stock Transfer & Trust Company, as Rights Agent.

Exhibit 10.1	Form of Voting Agreement, dated as of April 13, 2012 between Stratasys and certain shareholders of Objet.

Exhibit 10.2	Form of Standstill Agreement, dated as of April 13, 2012 between Stratasys and certain shareholders of Objet.

Exhibit 99.1	Joint Press Release regarding Merger, dated April 16, 2012.

Exhibit 99.2	Conference Call Transcript, dated April 16, 2012.

Exhibit 99.3	Analyst/Investor Slide Deck Presentation, dated April 16, 2012.

Exhibit 99.4	Employee Frequently Asked Questions, dated April 16, 2012.

Exhibit 99.5	Letter from Scott Crump to employees, dated April 16, 2012.

Exhibit 99.6	Press Release regarding Rights Agreement, dated April 16, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.

Date: April 16, 2012	By:	/s/ Robert F. Gallagher
	Name:	Robert F. Gallagher
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 13, 2012, among Stratasys, Objet, Holdco and Merger Sub

Exhibit 3.1	Amendments to Amended and Restated Bylaws of Stratasys

Exhibit 4.1	Rights Agreement, dated as of April 13, 2012, between Stratasys and, Continental Stock Transfer & Trust Company, as Rights Agent.

Exhibit 10.1	Form of Voting Agreement, dated as of April 13, 2012 between Stratasys and certain shareholders of Objet.

Exhibit 10.2	Form of Standstill Agreement, dated as of April 13, 2012 between Stratasys and certain shareholders of Objet.

Exhibit 99.1	Joint Press Release regarding Merger, dated April 16, 2012.

Exhibit 99.2	Conference Call Transcript, dated April 16, 2012.

Exhibit 99.3	Analyst/Investor Slide Deck Presentation, dated April 16, 2012.

Exhibit 99.4	Employee Frequently Asked Questions, dated April 16, 2012.

Exhibit 99.5	Letter from Scott Crump to employees, dated April 16, 2012.

Exhibit 99.6	Press Release regarding Rights Agreement, dated April 16, 2012.